Exhibit 10.3

SUBORDINATION AGREEMENT

Wells Fargo Bank, National Association, as Senior Agent

110 East Broward Boulevard, Suite 1100

Ft. Lauderdale, Florida 33301

Re:	LIGHTING SCIENCE GROUP CORPORATION, ET AL.

The total indebtedness of LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Lighting Science”), to LSGC HOLDINGS II LLC, a Delaware limited liability company (“Junior Creditor”), existing on the date hereof is itemized as follows:

JUNIOR CREDITOR	PRESENT UNPAID BALANCE	COLLATERAL (if none, state “None”)

LSGC Holdings II LLC	$6,500,000	None

Lighting Science, the other Borrowers (as defined in the Loan Agreement (as hereinafter defined)) and Guarantors (as defined below) (Borrowers and Guarantors hereinafter referred to collectively as “Debtors”) have entered into a secured revolving credit facility with Wells Fargo Bank, National Association, in its capacity as agent (in such capacity, “Senior Agent”) pursuant to the Loan Agreement acting for and on behalf of the Secured Parties (as defined in the Loan Agreement), and the parties to the Loan Agreement as lenders (individually, each a “Senior Lender” and collectively, “Senior Lenders”; and together with Senior Agent and the other Secured Parties, individually, each a “Senior Creditor” and collectively, “Senior Creditors”), pursuant to which such Senior Creditors have made, and from time to time may make, loans and provide other financial accommodations to Borrowers that are guaranteed by Guarantors and secured by substantially all of the assets of Debtors, as more particularly set forth in the Loan and Security Agreement, dated November 22, 2010, by and among Borrowers, Biological Illumination, LLC, a Delaware limited liability company (“Biological”), LSGC, LLC, a Delaware limited liability company (“LSGC”, and together with Biological and any other Person that at any time after the date hereof becomes a Guarantor, each individually a “Guarantor” and collectively, “Guarantors”), Senior Agent and Senior Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other Financing Agreements (as defined in the Loan Agreement) (the Loan Agreement and the other Financing Agreements hereinafter referred to collectively as “Senior Financing Agreements”).

Debtors have requested that Senior Agent and Senior Lenders continue to make loans and provide other financial accommodations to or for the benefit of Borrowers, and Senior Agent and Senior Lenders are willing to do so only upon the execution of this Subordination Agreement (this “Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

IT IS THEREFORE AGREED:

1. Junior Creditor hereby subordinates payment of all Borrowers’ and Guarantors’ present and future Obligations (as defined below) to Junior Creditor (“Junior Debt”) to the full payment of all of Borrowers’ Obligations to Senior Creditors (“Senior Debt”), as more particularly set forth in the Senior

Financing Agreements. “Obligations” shall mean all charges, commissions, principal, interest, fees, expenses and all other obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, absolute or contingent, matured or unmatured, now existing or hereafter incurred or created, both before and after the commencement of any case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), including the payment of interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case.

2. Debtors and Junior Creditor agree that until all Senior Debt is indefeasibly paid to Senior Creditors: (a) Debtors shall not, directly or indirectly, make any payment of any Junior Debt and that no collateral or guarantees or proceeds thereof will be enforced or applied to any Junior Debt, except in favor of Senior Creditors as provided herein; (b) that Junior Creditor will not accept payment of or seek to collect any Junior Debt or join in any petition or otherwise initiate against Debtors any proceeding described in Section 5 hereof; (c) that no collateral will now or hereafter be granted for any Junior Debt; (d) that Debtors shall not directly or indirectly make any loan, gift or distribution of any assets to Junior Creditor; and (e) that no Junior Debt will be waived, forgiven, cancelled or converted to or exchanged for capital stock of any Debtor unless Senior Agent shall have received not less than one (1) business days prior written notice of the intention of Debtors and Junior Creditor to agree to any of the foregoing, which notice shall describe in reasonable detail and specificity the terms and conditions of the proposed transaction, including, without limitation, the date of the proposed transaction and the amount of Junior Debt to be waived, forgiven, cancelled or converted to or exchanged for capital stock.

3. As security for payment of all Senior Debt and for performance by Junior Creditor of this Agreement, Junior Creditor hereby assigns to Senior Agent, for itself and on behalf of Senior Creditors, all Junior Debt, subject to the rights of Junior Creditor to receive payments in accordance with Section 2 above, and in furtherance thereof, Junior Creditor is endorsing or assigning and delivering to Senior Agent, for itself and on behalf of Senior Creditors, with this Agreement all evidence of now existing Junior Debt. Debtors and Junior Creditor agree to notify Senior Agent in writing immediately of the creation of any Junior Debt; and agree to issue and endorse or assign to Senior Agent, for itself and on behalf of Senior Creditors (in the form required by Senior Agent) all evidence of Junior Debt, and to give Senior Agent such Financing Statements under the Uniform Commercial Code as Senior Agent requires. In the event any endorsement or assignment is omitted, Senior Agent, for itself and on behalf of Senior Creditors, is hereby irrevocably authorized on behalf of Junior Creditor to make the same. However, no specific endorsement or assignment shall be necessary to subject any Junior Debt to the assignment thereof contained in this Agreement. Debtors and Junior Creditor shall make appropriate notations in their books to show the subordinate character of all Junior Debt, and will make such books available for Senior Agent, for itself and on behalf of Senior Creditors, to examine during regular business hours, and deliver Financial Statements to Senior Agent, for itself and on behalf of Senior Creditors, upon request.

4. Debtors and Junior Creditor warrant to Senior Creditors that Junior Creditor is and will be the exclusive legal and beneficial owner of all Junior Debt, and that none of the Junior Debt is or will be subject to any lien, security interest, financing statement, subordination, assignment or other claim, except in favor of Senior Creditors (and Debtors and Junior Creditor agree to notify Senior Agent immediately in writing of any claims made or adverse occurrence pertaining to any Junior Debt).

5. At any meeting of creditors of Debtors or in the event of any proceedings, voluntary or involuntary, for the distribution, division or application of all or part of the assets of Debtors or the proceeds thereof, whether such proceedings be for the liquidation, dissolution or winding up of any Debtor or its business, receivership, insolvency or bankruptcy proceedings, such as an assignment for the benefit of creditors or proceedings by or against any Debtor for relief under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, reorganization, arrangement, composition or extension or otherwise, if all the Senior Debt has not been paid in full at the time, Senior Agent, for itself and on behalf of Senior Creditors, is hereby irrevocably authorized at any such meeting or in any such proceeding:

(a) To enforce claims comprising any of the Junior Debt either in its own name or the name of Junior Creditor, by proof of debt, proof of claim, suit or otherwise;

(b) To collect any assets of Debtors distributed, divided or applied by way of dividend or payment, or any securities issued, on account of any of the Junior Debt and apply the same, or the proceeds of any realization upon the same, that Senior Agent, for itself and on behalf of Senior Creditors, in its discretion elects to accept, to any Senior Debt;

(c) To vote claims comprising any of the Junior Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d) To take generally any action in connection with any such meeting or proceeding which Junior Creditor might otherwise take.

6. Should any payment of any Junior Debt which is prohibited by this Agreement be received by Junior Creditor, such payment shall be held in trust by Junior Creditor for the benefit of Senior Creditors and shall be delivered forthwith to Senior Agent, for itself and on behalf of Senior Creditors, for application to Senior Debt, in the form received with any necessary endorsement or assignment. Junior Creditor shall not be subrogated to, or be entitled to any assignment or re-assignment of any Senior Debt or Junior Debt, or of any collateral for or guarantees or evidences of any Senior Debt or Junior Debt, until all Senior Debt is indefeasibly paid to Senior Creditors.

7. Junior Creditor and Debtors each waive notice of acceptance hereof by Senior Creditors, and waive notice of and consent to the creation of any Senior Debt, extensions granted or other action taken by Senior Creditors in reliance hereon, the taking or releasing of collateral or any obligors or guarantors for the payment of Senior Debt, the releasing of any other subordinating creditor; and Junior Creditor and Debtors each waive demand, presentment, protest, notice of protest and of default and any and all other notices to which any of them might otherwise be entitled. No failure or delay by Senior Creditors to exercise any right granted herein, or in any other agreement or by law shall constitute a waiver of such right or of any other right. Debtors and Junior Creditor each agree to execute and deliver to Senior Creditors such additional documents and to take such further action as Senior Creditors may hereafter require.

8. Any waiver, permit, consent or approval by Senior Creditors of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Agreement must be in writing and signed by Senior Creditors.

9. This Agreement shall be binding upon Junior Creditor and Debtors and their respective successors and assigns and shall inure to the benefit of Senior Creditors and their successors, participants and assigns.

10. This Agreement shall be applicable both before and after the filing of any petition by or against Debtors under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Debtors shall be deemed to apply to the trustee for Debtors and Debtors as debtors-in-possession. The relative rights of Senior Creditors in or to any distributions from or in respect of any collateral or proceeds of collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Debtors as debtors-in-possession.

11. If any Debtors shall become subject to a case under the Bankruptcy Code and if as a debtor-in-possession, any Debtors moves for approval of financing to be provided in good faith by Senior Creditors (individually and collectively, the “DIP Lender”) under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the Bankruptcy Code or any similar provisions under applicable law, Junior Creditor agrees that no objection will be raised by Junior Creditor to any such financing. If any Debtors shall become subject to a case under the Bankruptcy Code, Junior Creditor agrees that Junior Creditor will not provide to Debtors, as debtors-in-possession, any financing under Section 364(d) of the Bankruptcy Code to the extent that Junior Creditor would, in connection with such financing, be granted a priming or pari passu lien on the pre-petition collateral of Debtors. For purposes of this Section 11, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 12 hereof.

12. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To Senior Agent:	Wells Fargo Bank, National Association
110 East Broward Boulevard, Suite 1100
Ft. Lauderdale, Florida 33301
Attention: Portfolio Administrator - Lighting Science
Telephone No.: 954-847-3630
Telecopy No.: 877-489-4711

To Junior Creditor:	LSGC Holdings II LLC
99 River Road
Cos Cob, Connecticut 06807
Attention: Daniel Stencel
Telephone No.: 203-869-4400
Telecopy No.: 203-869-6940

To Debtors:	Lighting Science Group Corporation
1227 South Patrick Drive, Building 2A
Satellite Beach, Florida 32937
Attention: Greg Kaiser, CFO
Telephone No.: 321-779-5537
Telecopy No.: 321-779-5521

Each of the above parties may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other party in conformity with this Section 12, but such change shall not be effective until notice of such change has been received by the other Creditor.

13. Any instrument at any time evidencing the Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt and subject to the terms and conditions of this Agreement, and the original of any such instrument shall be delivered to Senior Agent, for itself and on behalf of Senior Creditors, upon Senior Agent’s request, at any time on or after the occurrence of an event of default under the Loan Agreement. In the event any legend or endorsement is omitted, Senior Agent, for itself and on behalf of Senior Creditors, or any of its officers or employees, is hereby irrevocably authorized on behalf of Junior Creditor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination thereof contained in this Agreement.

14. This Agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of this Agreement by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

15. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

16. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE STATE OF NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR

INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

17. This written Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

18. This Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

19. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtors and no Creditor shall have any obligation or duty to disclose any such information to the other Creditors. Except as expressly set forth in this Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Senior Debt or the Junior Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) Debtorss’ title to or right to transfer any of the collateral, or (c) any other matter except as expressly set forth in this Agreement.

20. This Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all Senior Debt and the termination of the financing arrangements among Senior Agent and Debtors.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Senior Agent, Junior Creditor and Debtors have executed and delivered this Agreement as of this 6th day of May, 2011.

SENIOR AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Wanda Alverio
Name:	Wanda Alverio
Title:	Vice President

JUNIOR CREDITOR:

LSGC HOLDINGS II LLC

By: Pegasus Partners IV, L.P., its sole member

By: Pegasus Investors IV, L.P., its general partner

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Richard Weinberg
Name:	Richard Weinberg
Title:	Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Signature Page to Subordination Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GRANTORS:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	CFO

BIOLOGICAL ILLUMINATION, LLC

By:	/s/ Fred Maxik
Name:	Fred Maxik
Title:	Manager

LSGC, LLC

By: Lighting Science Group Corporation, its sole member

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Assistant Secretary

[Signature Page to Subordination Agreement]